UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2017

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ANVI GLOBAL HOLDINGS, INC.

formerly known as

VETRO, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	333-188648	33-1226144
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1135 KILDAIRE FARM ROAD

SUITE 319-4

CARY NC 27511

(Address of Principal Executive Office) (Zip Code)

(408) 811-4491

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 27, 2017, the Registrant, by consent of Mr. Rama Mohan R. Busa, who is the Registrant’s sole director and who owns 8,000,000 common shares of the Registrant’s 10,550,000 issued and outstanding shares (75.83%):

(a)

Amended the Registrant’s corporate name in Nevada from Vetro, Inc. to ANVI GLOBAL HOLDINGS, INC.;

(b)

Increased the Registrant’s authorized common shares from 75,000,000 to 500,000,000, $.001 par value;

(c)

Authorized 50,000,000 Preferred Shares, $.001 par value, with such rights, powers, designations, preferences, liquidation and conversion rights, and other terms, as are set forth in each issuance of Preferred Shares in a resolution of the Board of Directors; and

(d)

Authorized a 9-for-1 forward split of the Registrant’s 10,550,000 issued and outstanding common shares, to 94,950,000 shares.

As of the date of this Form 8-K, no Preferred Shares have been issued, and the Registrant has no current plans or agreements which would require the issuance of any Preferred Shares, or any additional common shares.

On November 21, 2017, the forward split and the new symbol ANVI, became effective with FINRA.

ITEM 8.01 OTHER EVENTS

On November 30, 2017, the Registrant filed an Application with OTC Markets to list on the OTCQB.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANVI GLOBAL HOLDINGS, INC. (formerly Vetro, Inc.)
Dated: December 1, 2017
/s/ Rama Mohan R. Busa
Rama Mohan R. Busa, CEO